SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

________________________

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 26, 2013, Discovery Energy Corp. (the “Company”) and Liberty Petroleum Corporation (“Liberty”) amended two promissory notes that the Company had executed in favor of Liberty with an aggregate original principal amount of $650,000 in connection with the formal grant of Petroleum Exploration License (PEL) 512 in the State of South Australia (the “License”). These promissory notes were executed in consideration of Liberty’s agreement to allow the Company to be issued the License instead of Liberty. Effective September 26, 2013, these promissory notes were consolidated into a new single promissory note (the “Consolidation Note”), which represents the amended terms, provisions and conditions regarding the amounts owed by the Company to Liberty. The material terms, provisions and conditions of the Consolidation Note (as previously amended) are as follows:

*	The principal of the Consolidation Note (including accrued interest that was added to principal) is $587,724.

*	The Consolidation Note bears interest at a floating rate equal to the one-month term LIBOR rate, plus an additional 3%.

*	The principal amount of and accrued interest on the Consolidation Note (as amended) were due and payable in a single balloon payment on or before July 20, 2016; provided, however, that on or prior to the due date of July 20, 2016, the Note could have been paid in its entirety by the Company’s a) payment in cash of $300,000, plus the amount of accrued interest and b) issuance of 1,150,895 restricted shares of the Company’s common stock.

*	The Consolidation Note is unsecured.

Effective July 20, 2016, the Company and Liberty amended the Consolidation Note so that the all outstanding principal of this Note and interest that accrues on the Note after May 5, 2016 shall be due in a single balloon payment on September 20, 2016, and provided that on or prior to the new due date of September 20, 2016, the Note can be paid in its entirety by the Company’s a) payment in cash of $300,000, plus the amount of interest that accrues on the Note after May 5, 2016 and b) issuance of 1,150,895 restricted shares of the Company’s common stock. A copy of the amendment to the Consolidation Note is being filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit

Number	Exhibit Title

10.1	Fourteenth Amendment dated July 20, 2016 to Consolidated Promissory Note by and between the Company and Liberty Petroleum Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.
(Registrant)

Date: July 21, 2016	By: /s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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